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                                                                Exhibit No. 4(i)


                             SUB-ADVISORY AGREEMENT



            Agreement made as of October 10, 2000 between BRINSON ADVISORS, INC. (formerly Mitchell Hutchins Asset Management, Inc.) ("Brinson"), a Delaware corporation, and SSGA FUNDS MANAGEMENT, INC. ("Sub-Adviser"), a Massachusetts corporation (the "Agreement").

                                    RECITALS

            (1) Brinson has entered into a Management Agreement dated June 15, 1995 ("Management Agreement") with PaineWebber PACE Select Advisors Trust (formerly known as Managed Accounts Services Portfolio Trust ("Trust")), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to PACE LARGE COMPANY VALUE EQUITY INVESTMENTS ("Portfolio");

            (2) Brinson desires to retain the Sub-Adviser to furnish certain investment advisory services to Brinson and the Portfolio; and

            (3) The Sub-Adviser is willing to furnish such services;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Brinson and the Sub-Adviser agree as follows:

            1. APPOINTMENT. Brinson hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

            2.     DUTIES AS SUB-ADVISER.

            (a) Subject to the supervision and direction of the Trust's Board of Trustees (the "Board") and review by Brinson, and any written guidelines adopted by the Board or Brinson, the Sub-Adviser will provide a continuous investment program for all or a designated portion of the assets ("Segment") of the Portfolio, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser understands that the Portfolio's assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended ("Code"). The

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Sub-Adviser will provide services under this Agreement in accordance with the
Portfolio's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement").

            (b) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will portfolio securities be purchased from or sold to Brinson or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Brinson recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

            (c) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Portfolio or Segment, and will furnish the Board and Brinson with such periodic and special reports as the Board or Brinson reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Portfolio upon request by the Trust.

            (d) At such times as shall be reasonably requested by the Board or Brinson, the Sub-Adviser will provide the Board and Brinson with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and Brinson any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

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            (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

            3. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trust's Trust Instrument, By-Laws and Registration Statement and with the written instructions and written directions of the Board and Brinson; and will comply with the requirements of the 1940 Act, and, to the extent applicable, the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. Brinson agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, written instructions and directions of the Board and Brinson, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with Brinson (other than UBS PaineWebber Inc. and Brinson itself).

            4. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or Brinson.

            5.     COMPENSATION.

            (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Brinson, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.15% of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Adviser's Segment.

            (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

            (c) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

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            6.     LIMITATION OF LIABILITY.

            (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by Brinson in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

            (b) In no event will the Sub-Adviser have any responsibility for any other series of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust or Portfolio.

            In particular, in the event the Sub-Adviser shall manage only a portion of the Portfolio's investments, the Sub-Adviser shall have no responsibility for the Portfolio's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio's failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate "regulated investment company" under the Code.

            Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

            7. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

            (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Brinson of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

            (b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Brinson and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to Brinson that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation.

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Upon the written request of Brinson, the Sub-Adviser shall permit Brinson, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Adviser's code of ethics.

            (c) The Sub-Adviser will notify Brinson of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or promptly after such change.

            (d) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, Brinson or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of Brinson.

            8. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

            9.     DURATION AND TERMINATION.

            (a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities, unless Brinson has authority to enter into this Agreement without a vote of the Portfolio's outstanding voting securities.

            (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

            (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by

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Brinson: (i) upon 120 days' written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of Brinson, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days' written notice to Brinson. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

            10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolio's outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

            11. GOVERNING LAW. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

            12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell" and "security" shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

            13. NOTICES. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or Brinson upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return

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receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Brinson will be sent to the attention of its Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of the Chief Compliance Officer.

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            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.





                                             BRINSON ADVISORS, INC
                                             51 West 52nd Street
Attest:                                      New York, New York 10019-6114

By:  /s/ Keith A. Weller                     By:  /s/ Amy R. Doberman
     -----------------------------------          -------------------
      Name: Keith A. Weller                        Name:  Amy R. Doberman
      Title:  Senior Associate                     Title:  General Counsel
              General Counsel
                                             SSGA FUNDS MANAGEMENT, INC.
                                             Two International Place
Attest:                                      Boston, Massachusetts 02110

By:  /s/ Mark J. Duggan                      By:  /s/ Gustaff V. Fish, Jr.
     -----------------------------------          ------------------------
      Name:  Mark J. Duggan                        Name:  Gustaff V. Fish, Jr.
      Title:  Chief Legal Officer                  Title:  President

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                                PARENT GUARANTEE

THIS GUARANTEE is given as of April 30, 2001 by STATE STREET CORPORATION of 225 Franklin Street, Boston, MA 02110 (the "GUARANTOR") in favor of certain registered investment companies set forth on Exhibit A (each a "CLIENT") with respect to the activities and obligations of SSGA FUNDS MANAGEMENT, INC., Two International Place, Boston MA 02110 ("FM").

WHEREAS, FM has entered into or will be entering into an investment management, investment advisory, sub-advisory or other similar agreement subject to the requirements of Section 15 of the Investment Company Act of 1940, as amended (each, an "INVESTMENT MANAGEMENT AGREEMENT") with respect to each Client on the terms and subject to the conditions set out in the Investment Management Agreement.

NOW IT IS HEREBY AGREED as follows:

1.     (a)    In consideration of the Client entering into the Investment
              Management Agreement, the Guarantor unconditionally undertakes to guarantee the full performance of the financial obligations of FM.

       (b) Additionally, the Guarantor undertakes to indemnify each Client against and to pay when due any and all sums for which FM shall be liable under the Investment Management Agreement with respect to any and all losses, liabilities, costs, claims, charges, actions, damages, and/or expenses (but only to the extent that FM under the Investment Management Agreement is liable for the aforesaid) which may be incurred or which may be made by such Client as a result of or arising out of or in relation to any default by FM in the full, due and punctual performance of its obligations under the Investment Management Agreement.

       (c) This Guarantee and undertaking shall be a continuing Guarantee and undertaking and shall remain in force (subject to clause 2) until the later of:

              (i) the day on which all sums payable under this Guarantee have been paid in full;

              (ii) the date on which all obligations to be performed under this Guarantee have been duly and effectively performed in accordance with the terms of the Investment Management Agreement;

              (iii) the termination of the Investment Management Agreement (save in respect of any breach thereof prior to such termination);

              (iv) the date on which FM has performed all obligations to be performed under each Investment Management Agreement.

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       (d)    This Guarantee and undertaking shall be binding upon and inure to the benefit of the Guarantor and each Client and their respective successors and assignees provided always that the Guarantor may assign its rights and obligations under this guarantee with respect to a Client only with the prior written consent of such Client, the giving or withholding of which shall be at the entire discretion of such Client.

2. The Guarantor covenants to each Client that it shall notify such Client in writing prior to FM ceasing to be an affiliate of the Guarantor. On the date of FM ceasing to be an affiliate of the Guarantor (the "termination date"), the obligations of the Guarantor under this Guarantee shall cease, save that the Guarantor shall continue to be liable within the terms of clause 1, for all losses, liabilities, costs, claims, charges, actions, damages, expenses and/or demands whenever arising in respect of acts or omissions of FM which take place prior to the termination date. In addition, this Guarantee shall terminate in the event that no Clients are listed on Exhibit A.

3. No amendment, modification or waiver of any provision of this Guarantee shall be valid with respect to the Guarantor and any Client unless it be in writing and signed by both the Guarantor and such Client; PROVIDED, HOWEVER, that the Guarantor and FM may add or delete a Client from Exhibit A as a consequence of the commencement or termination of an Investment Management Agreement with such Client.

4. "Affiliate" in this Guarantee, when used in relation to the Guarantor, shall mean any company in which the Guarantor holds, directly or indirectly, more than 25% in nominal value of the equity share capital.

5. No Client shall be obligated to file or otherwise assert any claim relating to this guarantee and indemnity in the event FM becomes subject to a bankruptcy, reorganization, or similar proceeding, and the failure of any Client so to file shall not affect the Guarantor's obligations hereunder with respect to such Client. This guarantee constitutes a guarantee of payment when due and not of collection.

6. Each Client may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (1) make any change in the terms of any obligation or liability of FM to Client (with the consent of FM),
       (2) take or fail to take any action of any kind in respect of any security for any obligation or liability of FM to Client, or (3) exercise or refrain from exercising any rights against FM or others. The Guarantor hereby waives any suretyship defenses.

7. This Guarantee shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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8.     FM and the Guarantor hereby explicitly make Clients third party beneficiaries of this Guarantee, with such rights as are contained herein.

IN WITNESS OF WHICH this Guarantee has been entered into the day and year first above written.


STATE STREET CORPORATION                 SSGA FUNDS MANGEMENT, INC

By:    /s/ Frederick P. Baughman         By:    /s/ Gustaff V. Fish, Jr.
       ---------------------------              ---------------------------
Name:  Frederick P. Baughman             Name:  Gustaff V. Fish, Jr.
Title: Controller and CAO                Title: President

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                                                                       EXHIBIT A


                         REGISTERED INVESTMENT COMPANIES

AXP International Equity Index Fund

American Odyssey Funds, Inc. - CitiStreet Large Company Stock Fund American Odyssey Funds, Inc. - CitiStreet Small Company Stock Fund American Odyssey Funds, Inc. - CitiStreet Diversified Bond Fund American Odyssey Funds, Inc. - CitiStreet International Stock Fund

Calvert Variable Series, Inc. - Ameritas Index 500
Calvert Social Investment Fund - Enhanced Equity Portfolio

CitiFunds Trust I - Citi Nasdaq-100 Index Fund
CitiFunds Trust I - Citi Small Cap Index Fund
CitiFunds Trust I - Citi U.S. 1000 Index Fund
CitiFunds Trust I - Citi Global Titans Index Fund
CitiFunds Trust I - Citi Financial Services Index Fund
CitiFunds Trust I - Citi Health Sciences Index Fund
CitiFunds Trust I - Citi Technology Index Fund
CitiFunds Trust I - Citi U.S. Bond Index Fund

Commonfund Institutional Funds - CIF Core Equity Fund (Index Plus) Commonfund Institutional Funds - CIF Core Equity Fund (Max Cap)

Consulting Group Capital Markets Funds - Emerging Markets Equity Investments Consulting Group Capital Markets Funds - Multi-Strategy Market Neutral Investments
Consulting Group Capital Markets Funds - International Equity Investments

Delaware Group Foundation Funds - Delaware S&P 500 Index Fund

Domini Social Index Portfolio

Franklin Templeton Variable Insurance Products Trust - Franklin S&P 500 Index
Fund

GE Institutional Funds - S&P 500 Index Fund
GE Investments Funds, Inc. - S&P 500 Index Fund
GE Funds - GE S&P 500 Index Fund

John Hancock Variable Series Trust I - Equity Index Portfolio

Liberty Variable Investment Trust - Liberty S&P 500 Index Fund, Variable Series

Manufactures Investment Trust - Growth Trust

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Lifestyle Aggressive 1000 Trust
Lifestyle Growth 820 Trust
Lifestyle Balanced 640 Trust
Lifestyle Moderate 460 Trust
Lifestyle Conservative 280 Trust

Market Street Fund - Equity 500 Index Portfolio

Navigator Securities Lending Trust - Navigator Government Portfolio Navigator Securities Lending Trust - Navigator Prime Portfolio
Navigator Securities Lending Trust - Navigator Short-Term Bond Portfolio

North American Funds Variable Product Series II - North American - State Street Large Cap Value Fund

PaineWebber PACE Select Advisors Trust - Pace Large Company Growth Equity Investments
PaineWebber PACE Select Advisors Trust - Pace Large Company Value Equity Investments

Quantitative Group of Funds - Quantitative Growth and Income Fund
Quantitative Group of Funds - Quant International Equity Fund

Sage Life Investment Trust - EAFE Equity Index Fund
Sage Life Investment Trust - NASDAQ 100 Index Fund
Sage Life Investment Trust - S&P 500 Equity Index Fund

The Select Sector SPDR Trust - The Basic Industries Select Sector Spdr Fund The Select Sector SPDR Trust - The Consumer Services Select Sector Spdr Fund The Select Sector SPDR Trust - The Consumer Staples Select Sector Spdr Fund The Select Sector SPDR Trust - The Cyclical/Transportation Select Sector Spdr Fund
The Select Sector SPDR Trust - The Energy Select Sector Spdr Fund
The Select Sector SPDR Trust - The Financial Select Sector Spdr Fund
The Select Sector SPDR Trust - The Industrial Select Sector Spdr Fund
The Select Sector SPDR Trust - The Technology Select Sector Spdr Fund
The Select Sector SPDR Trust - The Utilities Select Sector Spdr Fund

The SSGA Funds - SSGA Money Market Fund
The SSGA Funds - SSGA US Government Money Market Fund
The SSGA Funds - SSGA S&P 500 Index Fund
The SSGA Funds - SSGA Matrix Equity Fund
The SSGA Funds - SSGA International Pacific Index Fund
The SSGA Funds - SSGA Bond Market Fund
The SSGA Funds - SSGA Yield Plus Fund
The SSGA Funds - SSGA US Treasury Money Market Fund
The SSGA Funds - SSGA US Treasury Obligations Fund

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The SSGA Funds - SSGA Growth and Income Fund
The SSGA Funds - SSGA Intermediate Fund
The SSGA Funds - SSGA Prime Money Market Portfolio
The SSGA Funds - SSGA Emerging Markets Fund
The SSGA Funds - SSGA Tax Free Money Market Fund
The SSGA Funds - SSGA Tuckerman Active REIT Fund
The SSGA Funds - SSGA Small Cap Fund
The SSGA Funds - SSGA Active International Fund
The SSGA Funds - SSGA Life Solutions Income and Growth Fund
The SSGA Funds - SSGA Life Solutions Balanced Fund
The SSGA Funds - SSGA Life Solutions Growth Fund
The SSGA Funds - SSGA Special Equity Fund
The SSGA Funds - SSGA International Growth Opportunities Fund
The SSGA Funds - SSGA High Yield Bond Fund
The SSGA Funds - SSGA Aggressive Equity Fund
The SSGA Funds - SSGA IAM SHARES Fund
The SSGA Funds - SSGA Intermediate Municipal Bond Fund


State Street Master Funds - State Street Equity 500 Index Portfolio State Street Master Funds - State Street Equity 400 Index Portfolio State Street Master Funds - State Street Equity 2000 Index Portfolio State Street Master Funds - State Street MSCI EAFE Index Portfolio State Street Master Funds - State Street Aggregate Bond Index Portfolio

State Street Institutional Investment Trust - State Street Equity 500 Index Fund State Street Institutional Investment Trust - State Street Equity 400 Index Fund State Street Institutional Investment Trust - State Street Equity 2000 Index Fund
State Street Institutional Investment Trust - State Street MSCI EAFE Index Fund State Street Institutional Investment Trust - State Street Aggregate Bond Index Fund

StreetTRACKS Series Trust - streetTRACKS Dow Jones U.S. Large-Cap Value Fund StreetTRACKS Series Trust - streetTRACKS Dow Jones U.S. Large-Cap Growth Fund StreetTRACKS Series Trust - streetTRACKS Dow Jones U.S. Small-Cap Value Fund StreetTRACKS Series Trust - streetTRACKS Dow Jones U.S. Small-Cap Growth Fund StreetTRACKS Series Trust - streetTRACKS Dow Jones Global Titans Index Fund StreetTRACKS Series Trust - streetTRACKS Wilshire REIT Index Fund
StreetTRACKS Series Trust - streetTRACKS Morgan Stanley High Tech 35 Index Fund StreetTRACKS Series Trust - streetTRACKS Morgan Stanley Internet Index Fund StreetTRACKS Series Trust - streetTRACKS FORTUNE 500 Index Fund
StreetTRACKS Series Trust - streetTRACKS FORTUNE e-50 Index Fund

Variable Investors Series Trust - Tilt Utility Portfolio